EXHIBIT 4.4
STOCK OPTION AGREEMENT WITH MS. HEATHER CRERAN

Notice of Grant of Stock Options and Option Agreement	ChromaVision Medical Systems, Inc. ID: 752649072 33171 Paseo Cerveza San Juan Capistrano, CA 92675

Heather Creran	Option Number:	00000918
8220 W. 83rd Street	Plan:	HC
Playa del Rey, CA USA 90293	ID:	###-##-####

Effective 1/29/2004, you have been granted a(n) Non-Qualified Stock Option to buy 150,000 shares of ChromaVision Medical Systems, Inc. (the Company) stock at $1.1100 per share.

The total option price of the shares granted is 166,500.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

37,500	On Vest Date	12/15/2004	12/15/2013
112,500	Monthly	12/15/2007	12/15/2013

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

/s/ STEPHEN T. D. DIXON ChromaVision Medical Systems, Inc.	2/2/04 Date

/s/ HEATHER CRERAN Heather Creran	2/2/04 Date